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                                                                    Exhibit 10.9

                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made and entered into as of February 19, 2001 between Jay Whitehead ("Executive") and TEAM Mucho, Inc., an Ohio corporation (the "Company").

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

         1. EMPLOYMENT AND DUTIES. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to employ Executive as its Executive Vice President of Sales and Chief Marketing Officer to render such services as would be customary for such position and to render such other services and discharge such other responsibilities as the Company's board of directors may, from time to time, stipulate.

         2. PERFORMANCE. Executive accepts the employment described in Section 1 of this Agreement and agrees to devote adequate professional time and effort to the performance of the services described therein.

         3. TERM. Executive's employment under this Agreement (the "Employment Period") shall commence February 19, 2001 and continue until terminated by either party. Executive's employment is "at will," so that it may be terminated by either party at any time, with or without cause.

         4.   COMPENSATION.

         4.1 SALARY. For all the services to be rendered by Executive hereunder, the Company agrees to pay, during the Employment Period, a salary at the rate of not less than $3,077.00 per week payable weekly or otherwise according to the Company's regular pay schedule for salaried employees. The Company and Executive agree that the salary provided herein shall be subject to periodic review for cost of living and merit factors, with any adjustments being mutually agreed between the Company and Executive.

         4.2 INCENTIVE COMPENSATION. Company will award Executive with options to acquire 100,000 shares of its stock pursuant to its Incentive Stock Option Plan, to be issued at fair market value, with vesting over three (3) years according to the following schedule: 20,000 shares after one year of service, 30,000 shares after two years of service and 50,000 shares after three years of service; provided nothing contained herein shall obligate the Company to continue the Executive's employment for any period of time nor change in any way the "at will" nature of Executive's employment.


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Other bonuses or commissions will be subject to negotiation of a mutually satisfactory program based on a marketing plan to be developed.

         4.3 VACATION. Executive shall be entitled to vacation, with pay, in accordance with Company policy during each year of service under this Agreement. Vacation allowances shall not be cumulative from year to year.

         4.4 OTHER BENEFITS. Except as otherwise specifically provided herein, during the Employment Period Executive shall be eligible for all non-wage benefits the Company provides generally for its other corporate officers.

         4.5 SEVERANCE. In the event Executive's employment is terminated by the Company without good cause during the first 52 weeks after the commencement of his employment, company shall pay Executive 26 weeks salary as severance. As used herein, "good cause" includes, but is not limited to: death; disability to the extent Executive is unable to perform his primary job functions for a material amount of time; insubordination; commission of a crime or any other behavior which, in the opinion of the Company, could cause the Company's reputation to be adversely effected or otherwise renders the Executive's continued employment undesirable; or the inability of the Executive to accomplish the fundamental objectives assigned to him by the Company.

         5.   BUSINESS EXPENSES.

         5.1 REIMBURSEMENT. The Company shall reimburse Executive for the reasonable, ordinary, and necessary expenses incurred by him in connection with the performance of his duties hereunder, including but not limited to, ordinary and necessary travel expenses and entertainment expenses.

         5.2 ACCOUNTING. Executive shall provide the Company with an accounting of his expenses, which accounting shall clearly reflect which expenses are reimbursable by the Company. Executive will provide the Company with such other supporting documentation and other substantiation of reimbursable expenses as will conform to Internal Revenue Service or other requirements.

         6.   COVENANTS OF EXECUTIVE.

         6.1 NON-COMPETITION PROVISIONS. The Executive and the Company agree that Company has protectable, private and confidential interests including but not limited to marketing strategies, financial information, good will, customers, customer lists, specific customer needs and contacts, current and future business plans and the existence and terms of this Agreement, and as such during the Employment Period the Executive shall not, without the written consent of the Company, engage in, be employed by, act as a consultant for or otherwise be compensated by, be a director of or own an equity interest in, any business which is engaged in the professional employer, employee leasing or staffing business within the Company's (or its affiliate's) market, nationally or


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internationally as constituted from time to time, or disclose or use for his own benefit any of the protectable, private or confidential information belonging to or pertaining to the Company or its affiliates to any party without the prior written consent of the Company.

         6.2 NON-SOLICITATION The Executive agrees that for a period of one (1) year following the termination of his employment with the Company, for any reason, Executive will not, without the written consent of the Company, solicit for his own account or the account of any other person or entity the business of the then existing clients or customers of the Company for any purpose which directly or indirectly competes with the business of the Company.


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         7.   TERMINATION; CONFIDENTIALITY.

         7.1 SURRENDER OF PROPERTIES. Upon termination of Executive's employment with the Company, regardless of the cause therefor, Executive shall promptly surrender to the Company all property provided him by the Company for use in relation to his employment, and, in addition, Executive shall surrender to the Company any and all sales materials, lists of clients and prospective clients, price lists, files, records, or other materials and information of or pertaining to the Company or its clients or prospective clients or the products, business, and operations of the Company.

         7.2 SURVIVAL OF COVENANTS. The covenants of Executive set forth in Sections 6 and 7 of this Agreement shall survive the termination of the Employment Period or termination of this Agreement, regardless of the cause therefor.

         7.3 CONFIDENTIALITY. The Executive agrees and acknowledges that, by reason of the nature of his duties as an officer and employee, he will have or may have access to and become informed of confidential and secret information which is a competitive asset of the Company ("Confidential Information"), including without limitation any lists of client organizations or worksite employees, financial statistics, research data or any other statistics and plans contained in profit plans, capital plans, critical issue plans, strategic plans or marketing or operation plans or other trade secrets of the Company and any of the foregoing which belong to any person or company but to which the Executive has had access by reason of his employment relationship with the Company. The Executive agrees faithfully to keep in strict confidence, and not, either directly or indirectly, to make known, divulge, reveal, furnish, make available or use (except for use in the regular course of his employment duties) any such Confidential Information. The Executive acknowledges that all manuals, instruction books, price lists, information and records and other information and aids relating to the Company's business, and any and all other documents containing Confidential Information furnished to the Executive by the Company or otherwise acquired or developed by the Executive, shall at all times be the property of the Company. Upon termination of the Employment Period, the Executive shall return to the Company any such property or documents which are in his possession, custody or control, but his obligation of confidentiality shall survive such termination of the Employment Period until and unless any such Confidential Information shall have become, through no fault of the Executive, generally known to the trade. The obligations of the Executive under this subsection are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which the Executive may have to the Company under general legal or equitable principles.


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         8.   SUCCESSORS AND ASSIGNS. This agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all its assets to expressly assume and agree to perform this agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place.

         9.   GENERAL PROVISIONS.

         9.1 NOTICE. Any notice required or permitted hereunder shall be made in writing (a) either by actual delivery of the notice into the hands of the party thereunder entitled, or (b) by the mailing of the notice in the United States mail, certified or registered mail, return receipt requested, all postage prepaid and addressed to the party to whom the notice is to be given at the party's respective address set forth below, or such other address as the parties may from time to time designate by written notice as herein provided.

As addressed to the Company:        TEAM Mucho, Inc.
                                    110 East Wilson Bridge Road
                                    Worthington, Ohio
                                    Attention:  Kevin Costello, President

As addressed to Executive:          Jay Whitehead

                                    ------------------------

                                    ------------------------

The notice shall be deemed to be received in case (a) on the date of its actual receipt by the party entitled thereto and in case (b) on the date of its mailing.

         9.2 AMENDMENT AND WAIVER. No amendment or modification of this Agreement shall be valid or binding upon the Company unless made in writing and signed by an officer of the Company duly authorized by the Board of Directors or upon Executive unless made in writing and signed by him. The waiver by the Company of the breach of any provision of this Agreement by Executive shall not operate or be construed as a waiver of any subsequent breach by him.

         9.3 GOVERNING LAW. The validity and effect of this Agreement and the rights and obligations of the parties hereto shall be construed and determined in accordance with the laws of the State of Ohio.


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         9.4  ENTIRE AGREEMENT. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and communications between the parties dealing with such subject matter, whether oral or written.

         9.5 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the transferees, successors and assigns of the Company, including any company or corporation with which the Company may merge or consolidate.

         9.6 ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be resolves exclusively by arbitration in Columbus, Ohio in accordance with the rules of the American Arbitration Association then in effect; provided that all arbitration expenses shall be borne by the Company. Notwithstanding the pendency of any dispute or controversy concerning termination or the effects thereof, the Company will continue to pay the Executive his full compensation in effect immediately before any Notice of Termination giving rise to the dispute was given and continue him as a participant in all compensation, benefit and insurance plans in which he was then participation, until the dispute is finally resolved. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid until the Employment Termination Date during the pendency of any dispute or controversy arising under or in connection with this Agreement.

         9.7 COSTS OF ENFORCEMENT. In the event of any suit or proceeding seeking to enforce the terms, covenants, or conditions of this Agreement, the prevailing party shall, in addition to all other remedies and relief that may be available under this Agreement or applicable law, recover his or its reasonable attorneys' fees and costs as shall be determined and awarded by the court or arbitrator.

         9.8 HEADINGS. Numbers and titles to paragraphs hereof are for information purposes only and, where inconsistent with the text, are to be disregarded.

         9.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together, shall be and constitute one and the same instrument.

         11. RELOCATION. Company will pay Executive a moving allowance of $30,000.00 upon Executive's relocation to the Columbus, Ohio vicinity. In the event Executive voluntarily resigns his employment during the first 365 days of his employment, Executive shall forthwith repay to Company that portion of said moving allowance calculated by multiplying the moving allowance by a fraction, the numerator of which is [365 minus the number of days of the Executive's employment term] and the denominator of which is [365].


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed on the date and year first written above.


                                                     TEAM MUCHO, INC.

                                             By: /s/ Kevin T. Costello
                                                --------------------------------
                                             Title:   President


                                             /s/ Jay Whitehead
                                             -----------------------------------
                                             Jay Whitehead


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